                                           REGISTRATION NO. ____________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          eResource Capital Group, Inc.

             (Exact name of registrant as specified in its charter)

         Delaware                                           23-2265039
(State of Incorporation)                                  (IRS Employer
                                                       Identification No.)

               5935 CARNEGIE BLVD, SUITE 101, CHARLOTTE, NC 28209
          (Address of Principal Executive Offices, including Zip Code)

              3353 PEACHTREE ROAD NE, SUITE 130, ATLANTA, GA 30326 (Former Address of Principal Executive Offices, including Zip Code)

              eResource Capital Group, Inc. Stock Compensation Plan
                            (Full title of the plan)

                                 Arthur G. Weiss
                          5935 Carnegie Blvd, Suite 101
                               Charlotte, NC 28209
                     (Name and address of agent for service)

                                 (404) 760-2570
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                       Proposed maximum     Proposed maximum
  Title of securities   Amount to be    offering price      aggregate offering      Amount of
   to be registered      registered      per share (1)           price (2)      registration fee
   Common stock          20,000,000          $1.20            $24,000,000.00        $6,000.00
   par value $.04          shares

    (1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "1933 Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
    (2) Estimated in accordance with Rule 457(c) and (h) of the 1933 Act, solely for the purpose of calculation of the registration fee. The proposed maximum aggregate offering price was calculated as follows:
           20,000,000 shares multiplied by $1.20 (the average of the high and low prices reported on the American Stock Exchange for one share of common stock, par value $.04 per share, of eResource Capital Group, Inc., on January 31, 2001).

                                EXPLANATORY NOTE

eResource Capital Group, Inc., a Delaware corporation, ("eResource") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the 1933 Act, to register certain shares of common stock, $.04 par value per share (the "Common Stock"), which have been authorized and reserved for issuance under the eResource Capital Group, Inc. Stock Compensation Plan (the "Plan").


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.         Plan Information.*

Item 2.         Registrant Information and Employee Plan Annual Information.*

    * The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as the prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, shall constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.



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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000, filed September 28, 2000;
        (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000, filed November 14, 2000; Form 10-QSB/A for the quarter ended September 30, 1999, filed October 12, 2000; Form 10-QSB/A for the quarter ended December 31, 1999, filed October 12, 2000; and Form 10-QSB/A for the quarter ended March 31, 2000 filed October 12, 2000;
        (c) The Registrant's Amended Current Report on Form 8-K/A filed on November 13, 2000;
        (d) The description of the Common Stock contained in the Certificate of Amendment to the Certificate of Incorporation of flightserv.com, which is included as Exhibit 3.3 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000.

In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.


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


Item 6.         Indemnification of Directors and Officers.

The indemnification of officers and directors of the Registrant is governed by
Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the certificate of incorporation (as amended to date, the "Certificate of Incorporation") of the Registrant. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than


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a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that the person was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

Article 5 of the Amended and Restated By-laws of the Registrant provides that, to the fullest extent permitted by the DGCL as the same presently exists or may hereafter by amended, entitles directors, officers, employees or agents of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit No.     Description

4.1             eResource Capital Group, Inc. Stock Compensation Plan
5.1             Opinion of G. David Gordon & Associates, P.C.
23.1            Consent of Ernst & Young LLP
23.2            Consent of G. David Gordon & Associates, P.C. (contained in
                Exhibit 5.1).

Item 9.         Undertakings.

The undersigned hereby undertakes that it will:

        (1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                (i) include any prospectus required by Section 10(a)(3) of the Act;
                (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in


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                        the registration statement. Notwithstanding the
                        foregoing, any increase or decrease in the volume of securities offered (if the toal dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
                (iii) include any additional or changed material information on the plan of distribution;

        (2) for determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

        (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may by permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on this 7th day of February 2001.

                                           eRESOURCE CAPITAL GROUP, INC.


                                           By:     /s/ Arthur G. Weiss
                                           -------------------------------------
                                                   Arthur G. Weiss
                                                   Chairman of the Board



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

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William L. Wortman as true and lawful attorney-in-fact, acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                             Title                         Date
/s/ Arthur G. Weiss                 Chairman of the Board            February 7, 2001
-------------------
Arthur G. Weiss


/s/ Michael D. Pruitt               President/CEO                    February 7, 2001
---------------------               (principal executive officer)
Michael D. Pruitt


/s/ William L. Wortman              Vice President and Chief         February 7, 2001
----------------------              Financial Officer
William L. Wortman                  (principal financial and
                                    accounting officer)


/s/ Sylvia A. de Leon               Director                         February 7, 2001
---------------------
Sylvia A. de Leon


/s/ Dr. James A. Verbrugge          Director                         February 7, 2001
--------------------------
Dr. James A. Verbrugge



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                                  EXHIBIT INDEX

Exhibit                                                                              Page
Number                       Description                                           Number
3(i)           Articles of Incorporation and amendments thereto, incorporated         N/A
               herein by reference thereto.

3(ii)          Bylaws of the Company incorporated herein by reference thereto.        N/A

4.1            eResource Capital Group, Inc. Stock Compensation Plan                    9

5.1            Opinion of G. David Gordon & Associates, P.C.                           20

23.1           Consent of Ernst & Young LLP                                            22

23.2           Consent of G. David Gordon & Associates, P.C. (contained in            N/A
               Exhibit 5.1)



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